EXHIBIT 10.7

                      RESTRICTED STOCK UNIT AWARD AGREEMENT
                      (Exchange of Employee Stock Options)

    This Restricted Stock Unit Award Agreement (the "RSU Agreement") is made and entered into as of the 18th day of February 2009, by and between The InterGroup Corporation , a Delaware corporation (the "Company"), and John V. Winfield (the "Employee").

                            WITNESETH:

    WHEREAS, on December 3, 2008, the Board of Directors of the Company adopted, subject to shareholder approval, The InterGroup Corporation 2008 Restricted Stock Unit Plan (the "Plan"), which was approved and ratified by the shareholders of the Company on February 18, 2009;

    WHEREAS, the Plan provides that the Compensation Committee of the Board of Directors (the Compensation Committee") shall be responsible for administering the Plan and shall have the power and authority to, among other things, establish and implement an exchange program that would permit the Company to offer holders of awards issued under prior shareholder approved compensation plans to exchange certain stock options for Restricted Stock Units ("RSUs") for the delivery of shares of common stock of the Company ("Common Stock") in the future, subject to certain vesting requirements and such restrictions and conditions as may be established by the Compensation Committee;

    WHEREAS, on December 15, 2008, the Compensation Committee authorized an offer to be made by the Company to issue RSUs in exchange for 225,000 fully vested stock options held by Employee on the terms and conditions set forth in the Exchange Offer attached hereto as Exhibit A and incorporated herein by reference, which was accepted by Employee;

    WHEREAS, the Plan provides that no awards of RSUs shall vest until at lease six (6) months after shareholder approval of the plan with the Compensation Committee to set forth a vesting schedule and other terms and restrictions for the RSUs to be awarded under the Plan;

    WHEREAS, Employee desires to receive the RSUs upon the terms and subject to the conditions set forth in this RSU Agreement;

    NOW, THEREFORE, in consideration of the premises, of the mutual promises, covenants and conditions herein contained, for the purposes and objectives set forth in this RSU Agreement and the Plan and for other good and valuable consideration, including the exchange of stock options, the receipt and sufficiency of which are hereby acknowledged, the parties hereto intending to be legally bound, hereby agree as follows:

      1. Definitions. In addition to the words and terms elsewhere defined in this RSU Agreement, certain capitalized words and terms used herein shall have the meanings given to them by the definitions and descriptions in the Plan, unless the context or use indicates another or different meaning or intent, and such definitions shall be equally applicable to both the singular and plural forms of any capitalized words and terms defined in the Plan.

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      2.   Grant of RSUs.  Pursuant to the terms of the Exchange Offer, the
Company awarded to Employee 84,628 RSUs for the delivery of 84,628 shares of the Common Stock of the Company subject to a vesting schedule and other terms and conditions set forth in this RSU Agreement and the Plan.

      3. Vesting Schedule. The RSUs shall vest and the shares of Common Stock become deliverable on the following dates and in the following amounts:

                      September 10, 2009 - 54,628 shares
                      September 10, 2010 - 15,000 shares
                      September 10, 2011 - 15,000 shares

      4. Vesting Upon Sale, Merger, Extraordinary Corporate Events. All RSUs issued pursuant to this RSU Agreement shall immediately vest upon the sale, merger, consolidation or liquidation of the Company or upon such other extraordinary corporate events as may be determined by the Compensation Committee.

      5. Stockholder Rights. RSUs awarded to Employee shall have none of the rights of a stockholder, including voting rights, until the vesting of the RSUs and the delivery of the shares Common Stock.

      6. Non-transferability of RSUs. RSUs are personal to Employee and no RSUs may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated otherwise than by will or the laws of descent and distribution, and the Common Stock to be issued pursuant to the RSUs shall be issued during the lifetime of Employee only to Employee.

      7. Termination of Employment. If the Employee's employment by the Company shall terminate for any reason other than death, disability or termination for cause, the Employee shall have the right to retain RSUs not yet vested in exchange for continued services to the Company and/or its subsidiaries in an advisory capacity or for services as a member of the Company's Board of Directors as may be determined by the Compensation Committee. If the Employee's employment shall terminate because of discharge for cause, the RSUs shall terminate on the date of the Employee's discharge.

      8. Termination of RSUs Upon Death or Disability. In the event of the Employee's death or disability while in the employ of the Company prior to vesting of the RSUs or Employee's death within six months after the termination of the Employee's employment (other than by reason of discharge for cause) the RSUs shall terminate 12 months after the date of the Employee's death or disability date.

      9. Leave of Absence. A leave of absence, unless otherwise determined by the Board prior to the commencement thereof, shall not be considered a termination of employment. The RSUs shall not be affected by any change of employment so long as Employee continues to be an Employee of the Company or a Subsidiary.

      10. Right of Company to Terminate Employment. Nothing contained in the Plan or in this RSU Agreement shall confer on Employee the right to continue in the employ of the Company or any Subsidiary or interfere in any way with the right of the Company or a Subsidiary to terminate the employment of Employee at any time, with or without cause.

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      11.  Non-alienation of Benefits.  No right or benefit under the Plan or this RSU Agreement shall be subject to anticipation, alienation, sale, assignment, hypothecation, pledge, exchange, transfer, encumbrance or charge, and any attempt to anticipate, sell assign, hypothecate, pledge, exchange, transfer, encumber or charge the same shall be void. No right or benefit hereunder shall in any manner be liable for or subject to the debts, contracts, liabilities or torts of the person entitled to such benefit.

      12. Termination and Amendment. No termination, modification or amendment of the Plan or of this RSU Agreement may, without the consent of Employee, adversely affect the rights of Employee with respect to the RSUs.

      13. Tax Withholding. The Company's obligation to deliver shares of Common Stock upon the vesting of the RSUs shall be subject to applicable federal, state and local tax withholding requirements. The Company shall have the power and the right to deduct or withhold, or require Employee to remit to the Company, the minimum statutory amount to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of the Plan. With respect to withholding required upon the lapse of restrictions on RSUs, or any other taxable event arising as a result of an Award granted under the Plan, Employee may elect, subject to the approval of the Compensation Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax that could be imposed on the transaction. All such elections shall be irrevocable, made in writing, and signed by the Employee, and shall be subject to any restrictions or limitations that the Compensation Committee, in its sole discretion, deems appropriate.

      14. Separability. If any of the terms or provisions of this RSU Agreement conflict with the requirements of Rule 16b-3 under the Exchange Act (as the same shall be amended from time to time), then such terms or provisions shall be deemed inoperative to the extent they so conflict with the requirements of said Rule 16b-3.

      15. Adjustments Upon Changes in Capitalization. In the event of changes in the outstanding Common Stock of the Company by reason of any stock dividend, distribution, split-up, recapitalization, subdivision, combination or exchange of shares, merger, consolidation or liquidation and the like, the number and class of shares subject to any outstanding RSUs and the vesting of the RSUs, shall be appropriately adjusted by the Compensation Committee in its sole and absolute discretion, whose determination shall be conclusive. The grant of the RSUs shall not affect in any way the right or power of the Company to make adjustments, reclassification, reorganizations or changes of its capital or business structure, to merge or consolidate or dissolve, liquidate, sell or transfer all or any part of its assets. All adjustments shall be rounded to the lowest whole number of shares of Common Stock.

      16. Obligations of the Company. In the event the RSUs do not vest as provided for in this RSU Agreement, the Company shall have no further obligations or liabilities to Employee arising out of or in any way connected with this RSU Agreement.

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      17.  Representations, Warranties and Agreements of Employee.  Employee
hereby represents, warrants and agrees as follows:(a)	Employee is entering into
this RSU Agreement and the transactions herein contemplated based on Employee's own familiarity with the relevant factors, and the Company has made no express or implied representations, covenants or warranties to Employee except as specifically set forth in this RSU Agreement and the Plan;

           (b) Employee has thoroughly read the Plan and this RSU Agreement and has been advised or has had the opportunity to be advised by Employee's own legal counsel as to the consequences of Employee's execution of this RSU Agreement.

           (c) Employee has knowledge and experience in financial and business matters and is capable of evaluating the risks of entering into this RSU Agreement and of making an informed investment decision with respect to the transactions contemplated in this RSU Agreement; and

           (d) Employee has had the opportunity to ask questions of, and receive answers from, the Company concerning the terms and conditions of the transactions contemplated by this RSU Agreement and the Plan.

      18. Conditions Precedent to Obligations of the Company. The obligations of the Company under this RSU Agreement to deliver shares of Common Stock, are at its option, subject to (i) receiving an opinion of counsel for the Company that the Company has complied with or is exempt from (a) all applicable registration requirements under the Securities Act of 1933, as amended (the "Act"), (b) all applicable registration requirements under the securities laws of any state, (c) all applicable listing requirements of any national securities exchanges on which stock of the same class as Employee's Shares is then listed or registered and (d) all other requirements of law or of any regulatory body having jurisdiction over the issuance and delivery of Employee's Shares; and (ii) Employee complying with all of the terms and conditions of this RSU Agreement and the Plan.

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      19.  Restrictions on Transfer.  Regardless of whether the offering and sale of Employee's shares has been registered under the 1933 Act or has been registered or qualified under the securities laws of any state, the Company may impose restrictions on the sale, pledge or other transfer of Employee's shares (including the placement of appropriate legends on stock certificates) if, in the judgment of the Company and its counsel, such restrictions are necessary or desirable in order to achieve compliance with the provisions of the 1933 Act, the securities laws of any state or any other law. In the event that the sale of Employee's shares is not registered under the 1933 Act, but an exemption is available which required an investment representation or other representation, Employee shall be required as a condition precedent to the Company's delivering of shares to Employee, to represent that the shares are being acquired for investment, and not with a view to the sale or distribution thereof, and to make such other representations as are deemed necessary or appropriate by the Company and its counsel. Any determination by the Company and its counsel in connection with any of the matters set forth in this Section shall be conclusive and binding on all persons. Stock certificates evidencing shares acquired under this RSU Agreement pursuant to an unregistered transaction shall bear the following restrictive legend and such other restrictive legends as are required or deemed advisable under the provisions of any applicable law:


            "THE SALE OF THE SECURITIES REPRESENTED HEREBY
             HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). ANY TRANSFER OF SUCH SECURITIES WILL BE INVALID UNLESS A REGISTRATION STATEMENT UNDER THE 1933 ACT IS IN EFFECT AS TO SUCH TRANSFER OR IN THE OPINION OF COUNSEL FOR THE ISSUER SUCH REGISTRATION IS UNNECESSARY IN ORDER FOR SUCH TRANSFER TO COMPLY WITH THE 1933 ACT".

      20. Registration or Qualification of Securities. The Company may, but shall not be obligated to, register or qualify the issuance of the RSUs and/or the sale of Employee's shares under the 1933 Act or any other applicable law.

      21. Exchange of Certificates. If, in the opinion of the Company and its counsel, any legend placed on a stock certificate representing Employee's shares issued under this RSU Agreement is no longer required, the holder of such certificate shall be entitled to exchange such certificate for a certificate representing the same number of Employee's shares, but lacking such legend.

      22. Notices. All notices, requests, demands and other communication hereunder shall be in writing and shall be deemed to have been duly given (except as may otherwise be specifically provided herein to the contrary) if
(i) delivered by hand or telecopied and receipted for by the party to whom said notice or other communication shall have been directed, (ii) mailed by certified or registered mail with postage prepaid or (iii) shipped and

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receipted by express courier service charges prepaid by shipper addressed as follows (or to such other address as may be designated by notice given pursuant hereto):

      If to the Company:   President
                           The InterGroup Corporation
                           820 Moraga Drive
                           Los Angeles, California 90049
                           Telecopy Number:  (310) 889-2525

      With a Copy to:      Chief Financial Officer
                           The InterGroup Corporation
                           820 Moraga Drive
                           Los Angeles, California 90049
                           Telecopy Number:  (310) 889-2525

      And if to Employee:  At Employee's principal residence as reflected in the Company's employment records.


      23. Waiver of Breach. The waiver of any party hereto of a breach of any provision of this Stock Option Agreement shall not operate or be construed as a waiver of any subsequent breach by any party hereto.

      24. Binding Effect. Except as otherwise herein provided, this RSU Option Agreement shall be binding upon, and shall inure to the benefit of, the successors and assigns of the Company and Employee, and the Employee's personal representatives and permitted assigns.

      25. Amendments. No amendments or variations of the terms and conditions of this Stock Option Agreement shall be valid unless the same is in writing and signed by all the parties hereto.

      26. Headings. The Section headings contained herein are for convenience only and shall not in any way affect the interpretation or enforceability of any provision of this RSU Agreement.

      27. Gender. Unless the context otherwise requires a different meaning, words of a masculine gender shall be deemed and construed to include correlative words of feminine and neuter genders.

      28. Governing Law. This RSU Agreement shall be construed and enforced pursuant to the laws of the State of California.

      29. Entire Agreement. This RSU Agreement constitutes the entire agreement between the parties hereto with respect to the transactions contemplated in this RSU Agreement.

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      30.  Priority.  To the extent any of the terms of this RSU Agreement are inconsistent with the terms of the plan, the terms of the Plan shall control to the extent of such inconsistency.

      31.  Counterparts.  This RSU Agreement may be executed in more than one
(1) counterpart and each counterpart shall be considered an original.

      32. Inconsistencies. In the event of any inconsistency between this RSU Agreement and the Plan, the Plan shall govern.


    IN WITNESS WHEREOF, the Company has caused this RSU Agreement to be executed by its duly authorized officer and Employee has executed this RSU Agreement in two (2) counterparts all as of the day and year first above written, but effective as of the Effective Date.

                                            THE INTERGROUP CORPORATION


                                         By: /s/ William J. Nance
                                             ------------------------------
                                             William J. Nance
                                             Chairman, Compensation Committee


ACCEPTED AND AGREED TO:

/s/ John V. Winfield
-----------------------
    John V. Winfield

                                  EXHIBIT A

                                   Text of
                                Exchange Offer

December 15, 2008

Dear Mr. Winfield:

Upon recommendation of the Compensation Committee, the Board of Directors of The InterGroup Corporation (the "Company") has approved the 2008 Restricted Stock Unit Plan (the "Plan") which will permit the Company to make an offer to exchange your 225,000 stock options issued under the Company's 1998 Stock Option Plan for Key Officers and Employees, that expire on December 21, 2008, for restricted stock units ("RSUs"), each of which represents the right to acquire, with no cash outlay by you, one share of the common stock of the Company (the "Exchange Offer"). RSUs granted pursuant to the exchange are not actual shares of the Company's common stock, but rather promises to deliver shares of common stock in the future, subject to certain vesting requirements and other restrictions as may be determined by the Committee. Until actual delivery of the shares, RSUs have no voting rights and you will not be entitled to any dividends that the Company might declare on its common stock

The number of RSUs you will receive in the exchange for any options surrendered will be based on the difference between the fair market value ("FMV") of Company's common stock on December 19, 2008, as determined by the closing price of the common stock on the NASDAQ Stock Market on that date, and the exercise price of your expiring stock options. For example, if the closing price of the Company's common stock on December 19, 2008 is $11.00 per share, and the exercise price of the options surrendered is $7.917 per share, the difference would be $3.083 per share. The number of RSUs you would receive in exchange will be calculated by multiplying the number of options surrendered by $3.0833, with that product divided by the FMV of the common stock on December 19, 2008. For example, if you surrendered all 225,000 options pursuant to the Exchange Offer, the number of RSUs you would receive would be calculated as follows:

        225,000 options x $3.083 = $693,742/$11.00 = 63,067 RSUs

The Company's right to issue RSUs is subject to shareholder ratification of the Plan adopted by the Board of Directors. The Board of Directors has obtained the written commitment of the directors holding a majority of the Company's outstanding shares of common stock to vote in favor of ratification of the Plan at the Company's annual meeting of shareholders, which is scheduled to be held on February 18, 2009. Pursuant to the terms of the Plan, any awards of RSUs shall not vest until at least six months after shareholder ratification of the plan is obtained. Awards of RSUs are also subject to forfeiture if you terminate your employment prior to vesting or do not meet other restrictions as may be set by the Committee in your award agreement.

No payment from the holder will be required upon vesting of RSUs, but the stock will be taxable at its FMV as ordinary income on the date that is delivered. As an employee of the Company, you may be subject to certain tax withholding on the delivery of your shares. Pursuant to the Plan, the Company shall have the power and the right to deduct or withhold, or require s a Plan participant to remit to the Company, the minimum statutory amount to satisfy federal, state and local taxes, required by law or regulation to be withheld with respect to any taxable event arising as a result of the Plan.

RSUs are personal to the grantee and are not transferable by the holder. The stock to be delivered pursuant to the RSUs has not been registered under the Securities Act of 1933, as amended (the "1933 Act"). Following ratification of the Plan by the stockholders, the Company may, but shall not be obligated to, register the shares subject to the plan under the 1933 Act or any other applicable law. Shares of stock issued pursuant to the Plan may bear an appropriate restrictive legend as determined by the Compensation Committee.

Participation in the Exchange Offer is voluntary and in your sole discretion as the option holder. You may exchange all or part of your stock options that expire on December 21, 2008 for RSUs. You may also choose to exercise all or part of your stock options in accordance with the terms of your Stock Option Agreement. You may also elect not to participate in the Exchange Offer or not to exercise your options and let them expire as scheduled.

This Exchange Offer is limited to your stock options that are set to expire on December 21, 2008 and is not applicable to any other stock option awards. The Compensation Committee, in its sole discretion, may make other exchange offers in the future, but is not obligated to do so.

If you are interested in participating in this Exchange Offer, please complete and sign the form below and return to the Company's Assistant Secretary and Counsel, Michael G. Zybala, by facsimile to 858-673-5406. If you prefer, you can scan and E-mail your executed form to Mr. Zybala at mzybala@intgla.com. If you have any questions, please contact Mr. Zybala directly at 858-673-4722 or 310-466-7961. To be effective, your acceptance must be received by the Company, in writing, on or before December 21, 2008.

Sincerely,

/s/ William J. Nance

William J. Nance
Chair, Compensation Committee

_____________________________________________________________________________

Acceptance of Exchange Offer

The undersigned holder of Key Officer and Employee stock options set to expire on December 21, 2008, hereby accepts the offer of The InterGroup Corporation to exchange to following amount of stock options for restricted stock units for shares of the Company's common stock in accordance with this Exchange Offer:

Name: John V. Winfield

Number of Stock Options to be exchanged: 225,000

Date: Dec. 21, 2008

Signature: /s/ John V. Winfield